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                                  EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We have issued our report dated September 21, 1999, accompanying the consolidated financial statements included in the Annual Report of DualStar Technologies Corporation on Form 10-K for the year ended June 30, 1999. We hereby consent to the incorporation by reference of said report in the Registration Statement of DualStar Technologies Corporation on Form S-8 (File No. 33-97708, effective October 3, 1995).


GRANT THORNTON LLP




New York, New York
September 21, 1999